AMENDMENT TO FACILITIES USE AGREEMENT

This Amendment to Facilities Use Agreement (the “Amendment”) is made and entered into effective as of the 26th day of December 2013 by and between Aquila Family Ventures LLC (“Jackson Owner”), Chaparral Lane Investment, LLC (“Roanoke Owner”) and Solera Holdings, Inc. (the “Company”).

WITNESSETH

WHEREAS, Jackson Owner owns approximately 65 acres of land, more or less, situated on Split Creek Road in Jackson, Wyoming (the “Jackson Premises”); and

WHEREAS, Roanoke Owner owns 5.16 acres of land, more or less, situated at 14250 Chaparral Lane, Roanoke Texas 76262 (the “Roanoke Premises” and, together with the Jackson Premises, the “Premises”); and

WHEREAS, Jackson Owner and the Company have previously entered into that certain Facilities Use Agreement, dated as of February 12, 2013 (the “Agreement”), and the parties hereto desire to amend the Agreement to (i) include the Roanoke Premises within the definition of Premises in the Agreement and (ii) revise the Fee (as defined in the Agreement) paid under the Agreement in exchange for the Company’s right to use the Jackson Premises; and

WHEREAS, the Company wishes to utilize and Jackson Owner and Roanoke Owner agree to make available certain portions of the Premises for use by the Company for certain permitted uses, as such uses are more particularly provided for in the Agreement; and

NOW THEREFORE, the Company, Jackson Owner and Roanoke Owner, each in consideration of the covenants and agreements of the other and intending to be legally bound, agree as follows:

I.	Amendments

1.
Roanoke Owner shall be added (i) as an additional party to the Agreement and (i) as an additional indemnitee and party to the Indemnification Agreement set forth as Exhibit A to the Agreement (the “Indemnification Agreement”).

2.
The defined term “Jackson Premises” shall be added to both the Agreement and the Indemnification Agreement and shall mean “65 acres of land, more or less, situated on Split Creek Road in Jackson, Wyoming”.

3.	Additional recitals shall be added to both the Agreement and the Indemnification Agreement as follows:

WHEREAS, Roanoke Owner owns 5.16 acres of land, more or less, situated at 14250 Chaparral Lane, Roanoke Texas 76262 (the “Roanoke Premises”); and

WHEREAS, as used herein, the term “Premises” shall mean the Jackson Premises and the Roanoke Premises.

4.	Section 3 (Use Fees) shall be amended and restated as follows:

Use Fees. During the Term of this Agreement, the Company shall pay to Owner for use of the Jackson Premises a non-refundable annual use fee in the amount of One Hundred Seventy Thousand Dollars ($170,000) (the “Fee”). The Fee shall be paid by the Company in four quarterly payments of Forty-Two Thousand Five Hundred Dollars ($42,500) due on the first day of January, April, July and October during the Term, without setoff or deduction, at Owner’s address as set forth in Paragraph 18. In the event any installment of the Fee has not been paid within thirty (30) calendar days following the due date, the late Fee shall accrue interest at the lesser of (i) one percent (1%) per month and (ii) the maximum interest rate permitted by law. The Company shall not pay to Roanoke Owner any fee for the use of the Roanoke Premises.

II.	Additional Provisions

1.	No Other Amendment. Except as modified by this Amendment, the Agreement and the Indemnification Agreement shall remain in full force and effect in all respects without any modification.

2.
Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and together shall constitute one and the same agreement.

3.	Governing Law. This Amendment and the rights and obligations provided hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

4.	Facsimile Signature. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, Owner and the Company have executed this Amendment effective as of the day and year first above written.

JACKSON OWNER:	THE COMPANY:
Aquila Family Ventures LLC                 Solera Holdings, Inc.

/s/ Tony Aquila                        By: /s/ Jason Brady
Tony Aquila    Jason Brady
Managing Member                          Senior Vice President and
General Counsel

ROANOKE OWNER:
Chaparral Lane Investment, LLC

/s/ Tony Aquila
Tony Aquila
Manager